Deloitte & Touche
Bakr Abulkhair & Co.
Public Accountants - License No. 96
P.O. Box 442, Jeddah 21411
Kingdom of Saudi Arabia

Tel  +966(2)6572725
Fax  +966(2)6572722
www.deloitte.com

Head Office: Riyadh





INDEPENDENT AUDITORS' CONSENT
-----------------------------

     We consent to the incorporation by reference in Registration Statement
Nos. 333-51223 and 333-40264 of The Procter & Gamble Company on Form S-8 of our report dated March 18, 2004, appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plans (Saudi Arabia) for the year ended December
31, 2003.

DELOITTE & TOUCHE
BAKR ABULKHAIR & CO.

by /S/ AL-MUTAHHAR Y. HAMIDUDDIN
   -----------------------------
   Al-Mutahhar Y. Hamiduddin
   License No. 296
   March 18, 2004